Exhibit 10.11

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, Joshua R. Disbrow (“Disbrow” or “Employee”) and Aytu BioPharma, Inc. (the “Company”) are parties to an Employment Agreement dated April 16, 2019 (the “Employment Agreement”);

WHEREAS, on March 14, 2021 the Company’s Compensation Committee an Equity Compensation Grant of Restricted Shares equal to three percent (3%) of Aytu’s issued and outstanding stock as of the earlier of sixty days from the closing of the Neos merger and, if closed, the closing of the Rumpus Therapeutics asset purchase.

WHEREAS, the Compensation Committee further approved modifying the terms of Disbrow’s Severance Payment in his Employment Agreement;

THEREFORE, Disbrow and the Company agree that the Employment Agreement shall be modified as specifically set forth in this Amendment, but except as specifically modified herein, shall remain in full force and effect as written:

1.	All capitalized but undefined terms in this Amendment shall have the meanings ascribed to them in the Employment Agreement.

2.

This Second Amendment shall constitute an extension of the Term of the Employment Agreement as set forth in Section 1 of the Employment Agreement. As a result, the Term shall run twenty-four (24) months from the date of this Second Amendment.

3.	Section 3(c) is amended to include:

In addition to grants previously awarded, the Company shall grant Employee restricted stock equal to 3% of the Company’s issued and outstanding stock upon the closing date of the Neos Therapeutics, Inc. and Aytu asset purchase transaction (“Closing Date”), with vesting and other terms set forth the Restricted Stock Agreement attached as Exhibit A to this Amendment. The Company may, in the future, grant Employee an additional 2% of the Company’s issued and outstanding stock (as determined upon the Closing Date), subject to vesting based on Employee performance standards that shall be established by the Compensation Committee within six months of the Closing Date. An additional two percent (2%) of Aytu’s issued and outstanding stock will be issued in the form of additional restricted stock upon the achievement of goals as detailed in Exhibit A to this Employment Agreement (“Disbrow Goals”). Such issuance of the additional 2% of shares will be issued as a percentage of the issued and outstanding stock as of the date the Company’s Compensation Committee agrees the Disbrow Goals have been achieved.

4.	Section 7(e)(ii)(A) is replaced as:

(A)    A lump sum payment equal to two and one half (2.5) times his Base Salary in effect at the date of termination, less applicable deductions and withholdings.

4. Section 8(b) is replaced as:

(b)    Definitions. For purposes of this paragraph 8, the following terms shall have the following meanings:

“Change in Control,” also referred to as a “Sale Event” in the Company’s Restricted Stock Award Agreement, shall mean any of the following:

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(i)    the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity; or

(ii)    a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction; or

(iii)    the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert; or

(iv)    any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of a the acquisition of securities directly from the Company.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to Employment Agreement to be executed as of the Effective Date.

Dated:
Joshua R. Disbrow, CEO

Aytu BioPharma, Inc.

Dated:
By: Mike Macaluso Its: Chair of the Compensation Committee

Exhibit A

Disbrow Goals to Earn Additional 2% Restricted Stock

1.	Submit enzastaurin/Rumpus asset IND to FDA

2.	Generate $20M in quarterly revenue

3.	Successful integration of Neos Therapeutics and Rumpus Therapeutics

4.	Refinance Deerfield debt

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